     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1998
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                               -----------------------

                                       FORM 8-K

                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  FEBRUARY 12, 1998

                               -----------------------

                                 SUNRISE MEDICAL INC.
                (Exact Name of Registrant as Specified in its Charter)





           DELAWARE                    0-12744                  95-3836867
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                   Identification Number)


             2382 FARADAY AVENUE
            CARLSBAD, CALIFORNIA                            92008
   (Address of Principal Executive Offices)              (Zip Code)


                                   (760) 930-1500
                 (Registrant's telephone number, including area code)



                                   NOT APPLICABLE
            (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.   OTHER EVENTS

          On February 12, 1998, Sunrise Medical Inc. (the "Company"), SSTI Acquisition, Inc., a wholly-owned subsidiary of the Company ("Sub"), and Sentient Systems Technology, Inc. ("Sentient") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will merge with and into Sentient, and Sentient will become a wholly-owned subsidiary of the Company (the "Merger"). Pursuant to the Merger Agreement, in connection with the Merger, the Company will issue approximately 2.7 million shares of its Common Stock, subject to adjustment in the event of fluctuations in stock price prior to the closing date. The closing is expected to occur no later than April 30, 1998, subject to the satisfaction or waiver by the parties of certain conditions, including the receipt of governmental approvals, the approval of the Sentient shareholders, and other conditions of closing.

          On February 13, 1998, the Company issued a press release announcing the execution of the Merger Agreement. The press release is filed as an exhibit hereto and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

99.1      Press Release, dated February 13, 1998, issued by Sunrise Medical Inc.

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                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUNRISE MEDICAL INC.



                                        By:     /s/ S. Jaye
                                             ----------------------------------
                                        Name:   Steven A. Jaye
                                        Title:  Senior Vice President, General
                                                Counsel and Secretary


Dated:  February  18, 1998